Exhibit 99.1

                                                             Contact: Stacy Roth
                                              Director, Corporate Communications
                                                                  (212) 463-6350



               FIND/SVP REPORTS RECORD FOURTH QUARTER AND YEAR END
                                OPERATING RESULTS
                  -- REVENUE INCREASE OF 52% TO $31,569,000 --
                       -- EBITDA INCREASE TO $2,189,000 --


New York, N.Y., March 16, 2004--FIND/SVP, Inc. (OTCBB:FSVP), a leading provider of business advisory, research and consulting services, today announced record increases in operating performance in the fourth quarter and year ended December 31, 2003.

For the three months ended December 31, 2003, FIND/SVP reported operating income of $117,000, as compared to a reported operating loss of ($207,000) in the comparable period of the prior year. After giving effect to non-recurring charges, including retirement-related and other severance costs, the Company reported a net loss attributable to common shareholders of ($65,000), or $0.00 per share, in the quarter, as compared to a net loss of ($520,000), or ($0.05) per share, one year earlier.

Revenues in the quarter increased 91% to $10,236,000, compared to $5,349,000 reported in the fourth quarter of 2002.

EBITDA* for the three-month period was $479,000, as compared to an EBITDA* loss of ($147,000) one year earlier. Adjusted EBITDA* in the fourth quarter was $1,115,000, a 219% increase over the $349,000 reported one year earlier,

For the year ended December 31, 2003, the Company reported operating income of $928,000, as compared to a reported operating loss of ($1,007,000) in 2002. After giving effect to non-recurring charges, including retirement-related and other severance costs, FIND/SVP reported net loss attributable to common shareholders of ($75,000), or ($0.01) per share, as compared to a net loss of ($1,124,000), or ($0.11) per share, for the prior year.

Revenues for the year increased 52% to $31,569,000, as compared to $20,828,000 in 2002.

EBITDA* for the year was $2,189,000, as compared to an EBITDA* loss of ($383,000) in 2002. Adjusted EBITDA* for the year ended December 31, 2003 was $2,779,000, as compared to $625,000 in 2002. On a proforma basis, giving effect to the consolidation of Guideline Research Corporation and Teltech as if each had been acquired on January 1, 2003, revenues in 2003 were $37,200,000, and adjusted EBITDA* was $3,155,000.

David M. Walke, Chief Executive Officer of FIND/SVP, Inc., commented, "As the 2003 results indicate, FIND/SVP continues its positive transformation into an innovative and highly respected provider of business advisory and research services. We devoted considerable energies in 2003 toward diversifying our service and product offerings to specifically address the vast and critical business research and intelligence needs of corporate America."

"Through our strategic acquisition program and aggressive internal development," Mr. Walke said, "FIND/SVP now offers a significantly broadened suite of client-focused knowledge services designed to penetrate deeper into large and mid-size corporations. Of course, our services remain well-suited for smaller companies as well, particularly those with a need for an on-demand, value-added and fully customized business intelligence service."

Mr. Walke noted that both of the acquisitions completed during the year have made very positive qualitative and quantitative contributions to the Company's performance. "When I first became involved with FIND/SVP in November 2001, it was immediately apparent that the profile of FIND/SVP's client base was skewed to the marketing departments and functions within organizations. Therefore, the ability to provide custom market research was a natural and important extension of our service offerings. The acquisition of Guideline Research Corporation in April of 2003 directly addressed this opportunity, and I am very pleased to report that Guideline has been an exceptional performer, both in terms of its highly synergistic focus on the health care/pharmaceutical, financial services and consumer markets, and its resultant 25% year-over-year improvement in bookings, revenues and profit contribution," Mr. Walke said.

"The Teltech acquisition was equally as valuable to FIND/SVP as it expanded our market opportunity and firmly placed us in the well-funded, knowledge-focused research and development and engineering departments of many large corporations, where significant cross-selling opportunities exist for both our core on-demand, Quick Consulting Service as well as the product development/concept testing market research services provided by Guideline. In addition, we are just beginning our directed sales efforts to leverage the Information Resource Center outsourcing services provided by Teltech to GE, Cabot Corporation, Novellus and others," Mr. Walke said.

Mr. Walke added that the historical business of FIND/SVP showed improvement due to the maintenance of rigid cost controls, and the introduction of higher priced, higher value-added services, which contributed to an 11% increase in the average retainer sale. "However," Mr. Walke said, "We continued to struggle on the top line at the historical FIND/SVP level. While our strategies to mitigate the financial effects of the steady loss in unit sales and revenues were rather effective, we must focus significant energy on reversing this decline and resuming the upward path that FIND/SVP enjoyed with its Quick Consulting Service for many years."

"Of course, we remain committed and opportunistic in terms of our acquisition program, seeking transactions that will be strategic and accretive to earnings."

"Under the direction of our new EVP of Business Development, Rick Longenecker, who joined our Company in November, we have made outstanding progress in strategically and tactically redirecting the structure and vision of our Sales Department. And while it is still somewhat early in the game, I am pleased to report that for the first two months of 2004, the net gain in our QCS retainer base significantly improved over the prior year. Due to the annuity nature of the retainer business, this improvement has positive implications for the year as a whole," he said.

Mr. Walke concluded, "By almost any measure, FIND/SVP had a successful year. Yet, we are maintaining our focus on the continuation of solid, consistent growth and profitability as we move through 2004."


*EBITDA is defined as net income (loss) excluding interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as net income (loss) excluding interest, taxes, depreciation and amortization, compensation expense from option grants, other income, and other non-recurring charges. Although EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles ("GAAP"), we believe it is useful to investors because it is a widely used financial measure that provides relevant and useful information for evaluating financial performance. Furthermore, some of our financial and other covenants related to subordinated debt are based on, and refer to, the calculation of EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to measures of operating performance under GAAP.

FORWARD-LOOKING STATEMENTS

The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. The Company's actual results and the implementation of its plans and operations may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its prior filings with the Securities and Exchange Commission that set forth-certain risks and uncertainties that may have an impact on future results and direction of the Company. The Company does not report on its progress during a quarter until after the quarter has been completed and appropriately disclosed its results.

ABOUT FIND/SVP

FIND/SVP, Inc. (http://www.findsvp.com) is a knowledge services company that offers a full suite of custom business intelligence, advisory, research, and consulting solutions to address clients' critical business issues. FIND/SVP helps executives enhance their business performance and profit from opportunities through targeted research and advisory work, providing its over 1,500 member clients with a competitive business advantage. Founded in 1969, FIND/SVP is the second largest member of the global SVP Group, which serves more than 75,000 executives in 11,000 companies worldwide.

FIND/SVP COMPARATIVE STATEMENT
OF INCOME (LOSS)


                                                                THREE MONTHS ENDED
                                                                ------------------
                                                                    DECEMBER 31
                                                                    -----------       %
                                                           2003         2002        CHANGE
                                                           ----         ----        ------
Revenue                                                $10,236,000   $5,349,000       91.4%

Operating income (loss)                                   $117,000    ($207,000)     156.7%

EBITDA                                                    $479,000    ($147,000)     425.8%

Adjusted EBITDA (1, 2)                                  $1,115,000     $349,000      219.5%

Income (Loss) Before Income Taxes                        $(120,000)   ($600,000)      80.0%

Net Loss                                                  ($75,000)   ($520,000)      85.6%


Net loss attributable to common shareholders' (3)         ($65,000)   ($520,000)      87.5%

Loss Per Share - Basic & Diluted                             $0.00       ($0.05)

Weighted Average Shares

   Outstanding - Basic & Diluted                        13,053,150   10,188,447       28.1%

(1)ADJUSTED EBITDA (000'S OMITTED) FOR THE THREE MONTHS ENDED DECEMBER 31, 2003 IS AS FOLLOWS:

Net loss                                                 $     (75)
Tax benefit                                                    (41)
Depreciation and amortization                                  346
Interest Expense                                               249
Executive retirement charge                                    310
Severance charge                                               164
Other                                                          162
                                                         ---------

ADJUSTED EBITDA                                          $   1,115



(2)ADJUSTED EBITDA (000'S OMITTED) FOR THE THREE MONTHS ENDED DECEMBER 31, 2002 IS AS FOLLOWS:

Net loss                                                 $    (520)
Tax benefit                                                    (80)
Depreciation and amortization                                  245
Interest Expense                                                23
Severance charge                                               147
Asset impairment                                               315
Other                                                          219
                                                         ---------
Adjusted EBITDA                                          $     349



(3)Net loss for the three months ended December 31, 2003 of $75,000 was increased by decrement on redeemable common shares of $20,000 offset by preferred dividends of $10,000, resulting in net loss attributable to common shareholders of $65,000.

FIND/SVP COMPARATIVE STATEMENT OF INCOME (LOSS)

                                                             TWELVE MONTHS ENDED
                                                                 DECEMBER 31                %
                                                             2003          2002          CHANGE
                                                             ----          ----          ------
Revenue                                                  $31,569,000   $20,828,000        51.6%

Operating income (loss)                                     $928,000   ($1,007,000)      192.1%

EBITDA                                                    $2,189,000     ($383,000)      671.5%

Adjusted EBITDA (1, 2)                                    $2,779,000      $625,000       344.6%

Income (Loss) Before Income Taxes                           $360,000   ($1,463,000)      124.6%

Net Income (Loss)                                           $205,000   ($1,124,000)      118.2%


Net Loss attributable to common shareholders' (3)          ($75,000)   ($1,124,000)      106.7%

Loss Per Share - Basic & Diluted                             ($0.01)        ($0.11)

Weighted Average Shares
   Outstanding - Basic & Diluted                          11,765,619    10,138,703        16.0%



(1)ADJUSTED EBITDA (000'S OMITTED) FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003 IS AS FOLLOWS:

Net income                                                 $     205
Tax provision                                                    155
Depreciation and amortization                                  1,143
Interest Expense                                                 686
Executive retirement charge                                      310
Severance charge                                                 210
Stock option compensation expense                                127
Other                                                            (57)
                                                           ---------

ADJUSTED EBITDA                                            $   2,779



(2)ADJUSTED EBITDA (000'S OMITTED) FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2002 IS AS FOLLOWS:

Net loss                                                   $  (1,124)
Tax benefit                                                     (339)
Depreciation and amortization                                    939
Interest Expense                                                 141
Asset impairment                                                 315
Severance charge                                                 263
Stock option compensation expense                                248
Other                                                            182
                                                           ---------

ADJUSTED EBITDA                                            $     625



(3)Net income for the twelve months ended December 31, 2003 of $205,000 was further reduced by accretion on redeemable common shares of $250,000 and preferred dividends of $30,000, resulting in net loss attributable to common shareholders of $75,000.

FIND/SVP ESTIMATED PRO FORMA FINANCIAL DATA

                                                             TWELVE MONTHS ENDED
                                                                 DECEMBER 31
                                                                     2003
                                                                     ----

Revenue                                                           $37,200,000

Net income                                                        $   134,000

EBITDA                                                            $ 2,265,000

Adjusted EBITDA(1)                                                $ 3,155,000



(1)PRO FORMA ADJUSTED EBITDA (000'S OMITTED) FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003 IS AS FOLLOWS:

Pro forma net income                                  $     134
Tax provision                                               198
Depreciation and amortization                             1,199
Interest Expense                                            734
Deferred compensation adjustment                           (168)
Severance charge                                            210
Executive retirement charge                                 310
Guideline acquisition related legal expenses                188
Other                                                       350
                                                      ---------

ADJUSTED EBITDA                                       $   3,155

FIND/SVP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS


                                                     DECEMBER 31     DECEMBER 31
                                                        2003            2002
                                                        ----            ----
                          ASSETS

Cash and cash equivalents                              $821,000        $968,000
Accounts receivable, net                              6,645,000       1,953,000
Deferred tax assets                                     505,000         272,000
Prepaid expenses and other current assets               920,000         948,000
                                                    -----------     -----------

  Total Current Assets                                8,891,000       4,141,000
                                                    -----------     -----------

Property, Plant & Equipment - Net                     2,195,000       2,334,000
Goodwill, net                                         8,765,000          75,000
Intangibles, net                                      1,137,000            --
Deferred tax assets                                   1,090,000       1,324,000
Rental asset                                            398,000         575,000
Cash surrender value of life insurance                  214,000         418,000
Non-marketable equity securities                        185,000         185,000
Other assets                                            727,000         486,000
                                                    -----------     -----------

  Total assets                                      $23,602,000      $9,538,000
                                                    ===========     ===========

           LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of notes payable                  $1,076,000        $606,000
Trade accounts payable                                2,609,000         353,000
Accrued expenses and other                            3,205,000       1,749,000
Unearned retainer income                              4,067,000       1,476,000
                                                    -----------     -----------

  Total current liabilities                          10,957,000       4,184,000
                                                    -----------     -----------



Notes payable                                         3,154,000       1,200,000
Other liabilities                                       419,000         441,000

Redeemable, convertible, preferred stock                530,000            --

Redeemable common stock                                 977,000            --

Shareholders' Equity                                  7,565,000       3,713,000
                                                    -----------     -----------

  Total Liabilities and Shareholders' Equity        $23,602,000      $9,538,000
                                                    ===========     ===========